Exhibit 23.2






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated July 28, 1994 included in The Manitowoc Company Inc.'s Form 10-K for the year ended December 31, 1995 and our report dated October 3, 1994 included in The Manitowoc Company Inc. RSVP Profit Sharing Plan's Form 11-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.



                                                          ARTHUR ANDERSEN LLP


   Milwaukee, Wisconsin
   September 3, 1996